UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 2, 2005 (August 19, 2005)

WORLD HEALTH ALTERNATIVES, INC.

(Exact name of registrant as specified in this charter)

Florida	0-51001	04-3613924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Penn Center Blvd., Suite 111, Pittsburgh, PA	15235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (412) 829-7800

NOT APPLICABLE

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2005, World Health Alternatives, Inc. (the “Company”), and certain of its subsidiaries, entered into a Forbearance and Modification Agreement with CapitalSource Finance LLC, the lender under its Revolving Credit, Term Loan and Security Agreement dated February 14, 2005 (the “Credit Agreement”), as amended by a First Amendment thereto dated August 26, 2005, a Second Amendment thereto dated August 29, 2005, and a Third Amendment thereto dated September 1, 2005 (as amended, the “Forbearance Agreement”). CapitalSource Finance LLC has agreed to forbear exercising its rights and remedies under the Credit Agreement arising from the Company’s noncompliance with certain terms of the Credit Agreement.

The forbearance period under the Forbearance Agreement as amended to date expires September 2, 2005. The Lender and the Company are negotiating with the view toward entering a new agreement providing forbearance beyond September 2. However, the Lender is not obligated to do so and the Company cannot provide assurance that the Lender will continue to provide forbearance to the Company.

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Company dismissed Daszkal Bolton LLP (“Daszkal Bolton”) as its independent accountant as of August 19, 2005. As the Company previously reported in its Form 8-K filed August 31, 2005, the reports issued by Daszkal Bolton on the financial statements of the Company for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Daszkal Bolton was approved by the Audit Committee on August 19, 2005.

Daszkal Bolton informed the Company’s Audit Committee of difficulties encountered in performing its audit of the Company’s financial statements for the year ended December 31, 2004 with respect to the timely receipt of finalized documents such as asset acquisition documents, board of directors resolutions, and confirmations from management.

As a result of the matters previously reported under Item 4.02 and the pending investigation with respect thereto as well as the matters noted by Daszkal Bolton, the Company has not issued financial statements for the quarter ended June 30, 2005. Daszkal Bolton notified the Company of open items to be addressed prior to the issuance of the Company’s financial statements and Form10-QSB for the quarter ended June 30, 2005.

Except to the extent the matters described above may constitute reportable events, the Company reported on August 31, 2005 its belief that during the two most recent fiscal years and subsequent interim periods through the date of Daszkal Bolton’s dismissal, (i) there have been no disagreements between the Company and Daszkal Bolton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Daszkal Bolton, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) Daszkal Bolton did not advise the Company that any reportable event under Item 304(a)(1)(iv)(B) of Regulation S-B existed. The Company’s reporting of the matters identified above shall not be deemed an admission or acknowledgment that any such matter constitutes a disagreement or reportable event under Item 304 of Regulation S-B.

The Company has provided Daszkal Bolton with a copy of the disclosure in Item 4.01 of the Company’s Form 8-K filed August 31, 2005. The Company has requested Daszkal Bolton to furnish a letter addressed to the Securities and Exchange Commission indicating whether Daszkal Bolton agrees with the statements made therein. Daszkal Bolton’s response is filed as Exhibit 16.1 to this Form 8-K.

Item 8.01 Other Events.

The Company’s Credit Agreement with CapitalSource Finance, LLC (the “Lender”) includes a term loan in the original principal amount of $7,500,000 (the “Term Loan”) and a revolving credit facility with a maximum loan amount of $35,000,000 (the “Revolving Facility”). All of the assets of the Company and its subsidiaries secure the obligations under the Credit Agreement, including the Revolving Facility.

The Company believes that material errors may have been made in connection with the information provided to the Lender, including the Company’s prior certifications of its borrowing base used to determine the amount of borrowings permitted thereunder. Under the Revolving Facility, the Company may borrow an amount not to exceed the lesser of (i) $35 million and (ii) an amount equal to 85% of the Company’s eligible accounts receivable, less an aggregate of $1.8 million in liquidity and debt service reserves and any other reserves established from time to time by the Lender. As of August 30, 2005, borrowings of approximately $20.9 million were outstanding under the Revolving Facility and $6.7 million were outstanding on the Term Loan.

Until the outstanding borrowings under the Revolving Facility have been reduced to the appropriate borrowing level, cash receipts by the Company are generally being applied to reduce borrowings and the Company is unable to borrow additional amounts under the Revolving Facility without the consent of the Lender.

The Company currently has a liquidity deficiency. The Company and the Lender entered into the Forbearance Agreement pursuant to which the Lender agreed to forbear exercising its rights under the Credit Agreement, and permitted the Company to borrow under the Revolving Facility to the limited extent necessary to fund its immediate cash obligations such as payroll and working capital. To date, the Lender has extended such forbearance on a short-term basis. See Item 1.01 above. The Company’s ability to fund its short-term operating obligations is dependent on continued forbearance from its Lender and borrowing availability under the Credit Agreement, or obtaining other financing. The Lender is not obligated to continue to provide forbearance or continued funding to the Company, and no assurance can be given that the Lender will continue to do so or that other financing will be obtained. The Company is continuing to explore all of its options.

As previously reported, the Company entered into a Bridge Loan Agreement dated August 18, 2005 pursuant to which Palisades Master Fund LP provided the Company with $4,000,000 in bridge financing, the proceeds of which have been used for working capital and to fund business operations (the “Bridge Loan”). The Bridge Loan is due and payable August 31, 2005. The Company does not currently have cash available to repay the Bridge Loan.

A number of purported class action lawsuits have been filed against the Company and other defendants, alleging violations of the federal securities laws relating to the matters recently reported by the Company.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1	Indemnification Agreement for World Health Alternatives, Inc. Officers, Directors, and Employees. (corrected)

16.1	Letter dated September 1, 2005 from Daszkal Bolton LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WORLD HEALTH ALTERNATIVES, INC.

By:	/s/ John Sercu
John Sercu
Acting President and
Chief Executive Officer

Date: September 2, 2005

Exhibit Index

Exhibit No.	Description
10.1	Indemnification Agreement for World Health Alternatives, Inc. Officers, Directors, and Employees. (corrected)

16.1	Letter dated September 1, 2005 from Daszkal Bolton LLP